Exhibit 99.1

BI-OPTIC VENTURES INC.

April 9, 2014

Trading Symbol:  TSXV – BOV.H

OTC - BOVKF

NOT FOR DISSEMINATION IN THE UNITED STATES OR THROUGH U.S. NEWS WIRES

SHARES FOR DEBT

Bi-Optic Ventures Inc. (the "Company") listed on NEX – TSX Venture Exchange (the “Exchange”), wishes to announce that further to the Exchange’s bulletin dated April 7, 2014, the Company has issued 7,907,900 shares deemed at a price of $0.05 per share to extinguish $395,395 in debt.  The shares issued in connection with the settlement of these outstanding debts will be subject to a four month hold period expiring on August 8, 2014.

For further information, please contact:

Harry Chew, President
Phone: (604) 689-2646

ON BEHALF OF THE BOARD OF DIRECTORS

“Harry Chew”

Harry Chew

President

THE TSX VENTURE EXCHANGE HAS IN NO WAY PASSED UPON THE MERITS OF THE PROPOSED TRANSACTION AND HAS NEITHER APPROVED NOR DISAPPROVED THE CONTENTS OF THIS PRESS RELEASE.

Forward Looking Statements

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Bi-Optic undertakes no obligation to update forward-looking information if circumstances or management's estimates or opinions should change except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. More detailed information about potential factors that could affect financial results is included in the documents filed from time to time with the Canadian securities regulatory authorities by Bi-Optic.

Suite #1518-1030 West Georgia St., Vancouver, BC Canada V6E 2Y3

Phone (604) 689-2646 Fax (604) 689-1289